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                                                               EXHIBIT 12.1

      STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                                         UNAUDITED PRO
                               FISCAL YEARS ENDING                                                           FORMA
                         ----------------------------------                                             ----------------
                                                                                 FEBRUARY
                                                             JANUARY  FEBRUARY   27, 1997      THREE     YEAR     THREE
                                                             26, 1997 27, 1997    THROUGH     MONTHS     ENDED   MONTHS
                         JANUARY  JANUARY  JANUARY  JANUARY  THROUGH  THROUGH    APRIL 25,     ENDED    JANUARY   ENDED
                           29,      28,      27,      25,    FEBRUARY JANUARY      1997     MAY 2, 1998   31,    MAY 2,
                          1994     1995     1996     1997    26, 1997 31, 1998  (UNAUDITED) (UNAUDITED)  1998     1998
                         -------  -------  -------  -------  -------- --------  ----------- ----------- -------  -------
Income (loss) before
 income taxes........... $5,512   $ 8,616  $ 9,777  $ 9,278   $(263)  $ 3,643     $  533      $ (794)   $ 1,175  $(1,287)
Interest................  3,425     3,066    3,852    3,627     232     9,855      1,449       2,681     12,238    3,174
Interest portion of
 rental expense.........    270       334      429      551      49       919        159         211        968      211
                         ------   -------  -------  -------   -----   -------     ------      ------    -------  -------
 Earnings............... $9,207   $12,016  $14,058  $13,456   $  18   $14,417     $2,141      $2,098    $14,381  $ 2,098
                         ------   -------  -------  -------   -----   -------     ------      ------    -------  -------
Interest................  3,425     3,066    3,852    3,627     232     9,885      1,449       2,681     12,238    3,174
Interest portion of
 rental expense.........    270       334      429      551      49       919        159         211        968      211
                         ------   -------  -------  -------   -----   -------     ------      ------    -------  -------
 Fixed charges.......... $3,695   $ 3,400  $ 4,281  $ 4,178   $ 281   $10,774     $1,608      $2,892    $13,206  $ 3,385
                         ------   -------  -------  -------   -----   -------     ------      ------    -------  -------
Ratio of earnings to
 fixed charges..........    2.5x      3.5x     3.3x     3.2x    0.1x      1.3x       1.3x        0.7x       1.1x     0.6x
                         ======   =======  =======  =======   =====   =======     ======      ======    =======  =======
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